EXHIBIT 5.1

www.stinson.com

April 24, 2013

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, MO 64106

Re:	UMB Financial Corporation Registration Statement on Form S-8 for the UMB Financial Corporation Long-Term Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to UMB Financial Corporation, a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and regulations promulgated thereunder.

The Registration Statement relates to, among other things, the registration under the Act of 5,440,000 shares (the “Shares”) of the Company’s Common Stock, par value $1.00 per share, which Shares may be issued and sold from time to time pursuant to the Amended and Restated UMB Financial Corporation Long-Term Incentive Compensation Plan (the “Plan”).

As the basis for the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Articles of Incorporation of the Company, as amended to date, (iii) the Bylaws of the Company, as amended to date, (iv) the Plan, (v) resolutions and the record of actions taken by the Company’s board of directors and committees thereof and by the Company’s stockholders, in each case, with respect to, among other things, the Plan, the Shares and the authorization of the preparation and filing of the Registration Statement, and (vi) such other instruments, documents and corporate records as we have deemed necessary or appropriate for purposes of the opinion expressed herein. In addition, we have reviewed certain certificates of public officials and of officers of the Company and we have relied on such certificates with respect to certain factual matters that we have not independently established. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.

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UMB Financial Corporation

April 24, 2013

For purposes of the opinion expressed herein, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies, (iii) the genuineness of the signatures of persons signing all documents in connection with which the opinion herein is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company, and (iv) the consideration to be received by the Company in exchange for each Share to be issued pursuant to the Plan constitutes adequate consideration therefor.

We express no opinion herein as to matters involving the laws of any jurisdiction other than the present federal laws of the United States of America, the General and Business Corporation Law of Missouri, and the present judicial interpretations thereof. We advise you that the issues addressed by this letter may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion herein is based and any other laws that may actually govern.

Based on the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the specific issues addressed therein, and we express no opinion, whether by implication or otherwise, as to any matters beyond that expressly stated herein. The opinion expressed herein shall not be construed as or deemed to be a guaranty or insuring agreement. The opinion expressed herein is rendered as of the date first written above and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts, circumstances, events or developments of which we become aware after the date hereof and which may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules of the Commission promulgated thereunder.

Very truly yours,

/s/ STINSON MORRISON HECKER LLP